UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ________________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2015

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comScore, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
 ________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
comScore, Inc., a Delaware corporation (the “Company”), announced on February 12, 2015 that it and/or its affiliates had entered into the following agreements on February 11, 2015 with WPP plc, a public limited company incorporated under the laws of Jersey (“WPP”) and/or its affiliates:

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that certain Strategic Alliance Agreement by and among the Company, on behalf of itself and its affiliates, and WPP Group USA, Inc., a Delaware corporation ( “Parent Stockholder”), on behalf of itself and its affiliates, including The Kantar Group (“Kantar Group”) (the “Strategic Alliance Agreement”), pursuant to which WPP and the Company will collaborate on cross-media audience measurement business outside the United States;

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that certain Stock Purchase Agreement, by and among Cavendish Square Holding B.V., a private limited liability company incorporated under the laws of the Netherlands and an affiliate of WPP (“Purchaser”), WPP, the Company and the Company’s subsidiary CS Worldnet Holding B.V., a private limited liability company organized under the laws of the Netherlands (“CS Worldnet”) (the “Stock Purchase Agreement”), pursuant to which CS Worldnet will acquire the internet audience measurement business currently managed by WPP’s divisions in Norway, Sweden and Finland and, in consideration therefor, the Company will issue shares;

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that certain Stockholders Rights Agreement by and among the Company, Parent Stockholder, and Purchaser, providing for various rights and restrictions on any shares of Common Stock held by Parent Stockholder and Purchaser (the “Stockholders Rights Agreement”); and

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that certain Voting Agreement by and among the Company, the Parent Stockholder and Purchaser, providing for certain voting of shares of Common Stock held by Parent Stockholder and Purchaser (the “Voting Agreement”).

The following summary of these Agreements are qualified in their entirety by reference to the actual agreements.
Strategic Alliance Agreement
The Strategic Alliance Agreement will establish a framework for collaboration between WPP and the Company , combining WPP’s capabilities in television audience measurement (“TAM”), and comScore’s capabilities in internet audience measurement (“IAM”) to develop cross media audience measurement solutions (“CMAM”) in countries outside the United States. Pursuant to this agreement, WPP and the Company will:

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Cooperate with respect to the assessment of potential opportunities to collaborate on development of a CMAM solution, as well as other cross media initiatives that may from time to time be identified that would combine the respective expertise and technology of each party, and to offer such CMAM solutions to their clients; and

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Subject to certain exceptions, cooperate in marketing, generating sales leads, promoting and selling the CMAM solutions to customers in the territory associated with a marketing and sales plan agreed by the parties.

The Strategic Alliance Agreement describes the parties’ obligations to work together to develop and offer CMAM services in various countries, and the obligations will vary depending in part on whether either or both already provide IAM or TAM services in a particular country. The agreement also sets out parameters for determining which party will serve as the lead sales and marketing party for CMAM services in a particular country. Subject to certain exceptions, either party will serve as the lead sales and marketing party in a country if it is the incumbent provider for TAM or IAM services to a recognized authority for audience measurement (“Industry Authority”) in that country or has an established relationship with the Industry Authority in that country. Under certain circumstances, if a party having the right to serve as the lead sales and marketing party in a particular country declines or fails to do so, the other party may take the lead position in that country.
Each party will be required to pay commissions to the other party based on a percent of revenues received by such party from sales of the CMAM solution. Each party will be entitled to audit the records of the other party pertaining to sales of the CMAM solution.
The Strategic Alliance Agreement further provides that each party will retain ownership of its own intellectual property contributed to the CMAM solution and will grant to the other party a nonexclusive license to use its intellectual property for the purposes set out in the agreement.

The Strategic Alliance Agreement will be effective for 10 years, unless earlier terminated in accordance with its terms, and will renew automatically for additional 5 year terms unless either party gives 60 days’ prior notice of non-renewal to the other party. WPP can terminate the agreement immediately in the event the Company assigns the agreement to a third party that is a direct competitor of WPP or its affiliates, and the Company can terminate the agreement immediately if WPP assigns the agreement to a third party that is a direct competitor of the Company or its affiliates or any media buying agency.
Stock Purchase Agreement
The Comany, CS Worldnet, Purchaser and Parent Stockholder have entered into the Stock Purchase Agreement, pursuant to which Purchaser has agreed to sell all of the outstanding equity of its subsidiary Conniaco BV (“Newco”) to CS Worldnet in exchange for 4.45% of comScore’s outstanding shares of common stock immediately following such issuance (the “Consideration Shares”). Newco is a private limited liability company incorporated under the laws of The Netherlands that is acquiring the companies and assets through which the IAM businesses managed by WPP’s Kantar group of companies in Norway, Sweden and Finland (the “European IAM Business”) is conducted.
Operating Covenants. The Stock Purchase Agreement provides that, between the signing of the agreement and the SPA Closing , Purchaser (the “Offer”), Purchaser and Parent Stockholder will cause the subsidiaries of WPP that are transferring assets to the Newco Companies (the “Transferor Entities”) to operate the European IAM Business in the ordinary course and in material compliance with all applicable laws and regulations. The Stock Purchase Agreement provides that the European IAM Acquisition will be consummated (the “SPA Closing”) on a business day as soon as practicable (but in no event more than 8 business days following the closing of the Offer and the satisfaction of all of the closing conditions set forth in the Stock Purchase Agreement), provided that the SPA Closing will not occur before April 1, 2015.
From the date of the SPA Closing until the fifth anniversary thereof (the “Transfer Period”), WPP will notify comScore Worldnet if, at any time during this period, Parent Stockholder determines that WPP’s IAM business in Russia (the “Russian IAM Business”) could be transferred to comScore Worldnet without any adverse impact on the Russian IAM Business or on Purchaser or its affiliates’ TAM business in Russia. If comScore Worldnet, in its sole discretion, determines that it is able to operate the Russian IAM Business, may choose to acquire this business, in which event the parties will use their reasonable best efforts to transfer the Russian IAM Business to comScore Worldnet or an affiliate for no additional consideration.
The Stock Purchase Agreement also requires that Purchaser must commence the Offer as soon as reasonably practicable after the date of the Stock Purchase Agreement and that the price per share in the Offer be $46.13. Further, if the Consideration Shares plus the shares Purchaser acquires in the Offer, if any, represent less than 15% of the Company’s shares outstanding at the commencement of the Offer, then the Company will be required to sell to Purchaser such number of newly issued shares that will cause Purchaser’s aggregate holdings to equal 15% of the shares outstanding at the commencement of the Offer for a price per share equal to price per share paid by the Purchaser in the Offer.
Stockholders Rights Agreement
The Stockholders Rights Agreement will provide the Parent Stockholder and the Purchaser with certain customary registration rights. Subject to customary exceptions, the Parent Stockholder and the Purchaser have the right to require the Company to include their shares in any registration that the Company files with respect to the sale of shares for the Company’s account or for the accounts of other security holders. The Parent Stockholder and the Purchaser also have the right to require the Company to file registration statements on Form S-3 covering their shares whenever that form is available, subject to customary limitations. For any such registration, the Company will generally pay all expenses of registration except for underwriting discounts and commissions and counsel fees that the Parent Stockholder and the Purchaser may incur in connection with such registration. The Stockholders Agreement also provides the Parent Stockholder and the Purchaser certain rights to receive annual and quarterly financial statements and such other periodic financial information that they and WPP may need to prepare our own financial statements, subject to certain confidentiality restrictions. Additionally, the Parent Stockholder and the Purchaser agree in the Stockholders Rights Agreement that they will not, without comScore’s consent, take certain actions with respect to its stock of the Company, including, acquiring, offering, seeking or proposing to acquire, or agreeing to acquire, directly or indirectly (including acquiring beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by purchase or otherwise, any capital stock of the Company or direct or indirect rights to acquire any capital stock of the Company, or any assets of the Company or any subsidiary or division of the Company or of any such successor or controlling person, if such acquisition would cause our ownership interest in the Company’s common stock to exceed, (i) prior to and including the date that is six months following the final expiration or termination of the Offer conducted by Purchaser or its affiliates (such date being, the “Six Month Anniversary Date”), 19.9% of the Company’s outstanding Common Stock as measured immediately after the Company’s issuance of the Consideration Shares, and (ii) after the Six Month Anniversary Date, 20.0% of the Company’s outstanding common stock as measured as of the date of such acquisition.
Voting Agreement
The Voting Agreement provide that as long as the Purchaser and WPP hold at least 15% of the Company’s outstanding shares of common stock, they will vote all shares that they hold as follows:

a)
on any proposal submitted for vote by a third party not affiliated with the Company, WPP and its affiliates will vote their shares in favor of the vote recommended by the Company’s board of directors, and

b)
on any other matter submitted for vote, WPP and its affiliates will vote their shares in a “neutral manner” (i.e., in the same proportion as all other outstanding voting securities of the Company are voted).

WPP and its affiliates obligations under the Voting Agreement are supported by a proxy in favor of the Company’s Chief Executive Officer and Chief Financial Officer giving such persons the power to vote WPP and its affiliates’ shares of the Company’s common stock in accordance with the requirements described in the Voting Agreement. However, if WPP and the Company agree in good faith that any manner put to a stockholder vote can reasonably be expected to create a direct conflict of interest between the interests of the Company and those of WPP and its affiliates, then WPP and its affiliates may elect to abstain from voting on such manner, and in such case the proxy granted to the Company’s officers will not apply.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Melvin Wesley III
Melvin Wesley III Chief Financial Officer
Date: February 18, 2015